Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Joseph J. Euteneuer, certify that:

1.               I have reviewed this Amendment No. 1 on Form 10-K/A of Qwest Communications International Inc.; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 24, 2011

/S/ JOSEPH J. EUTENEUER
Joseph J. Euteneuer
Executive Vice President and Chief Financial Officer